Exhibit 99.5
Form of Proxy
(Registered Holders)
This form of proxy (“Proxy Card”) is solicited by and on behalf of Management of Biovail Corporation, and will be used at the Special Meeting of Shareholders to be held on Monday, September 27, 2010 at 10:00 a.m. (Toronto time).
THIS PROXY CARD MUST BE RECEIVED NO LATER THAN 10:00 A.M. (TORONTO TIME) ON FRIDAY, SEPTEMBER 24, 2010.
(SEE BACK FOR DELIVERY INSTRUCTIONS.)
The undersigned holder of Common Shares of Biovail Corporation (“Biovail” or the “Company”) hereby appoints MR. WILLIAM M. WELLS, Chief Executive Officer of the Company, or failing him, MR. GREGORY GUBITZ, Senior Vice-President, Corporate Development and General Counsel of the Company, or instead of either of the foregoing                                         , as the proxyholder of the undersigned, to attend and act on behalf of the undersigned at the SPECIAL MEETING OF COMMON SHAREHOLDERS OF BIOVAIL TO BE HELD ON THE 27th DAY OF SEPTEMBER, 2010 (the “Meeting”) and at any adjournment or postponement thereof, with the power of substitution and with all the powers that the undersigned could exercise with respect to the said shares if personally present and with authority to vote at the said proxyholder’s discretion except as otherwise specified herein and to vote and act in said proxyholder’s discretion with respect to amendments or variations to matters referred to in the Notice of Special Meeting of Shareholders and with respect to other matters that may properly come before the Meeting. Reference should be made to Biovail’s Notice of Special Meeting of Shareholders and the Management Proxy Circular and Joint Proxy Statement/Prospectus dated August 18, 2010 (the “Joint Proxy Statement/Prospectus”).
Without limiting the general authorization and powers conferred hereby, the undersigned hereby instructs the said proxyholder to vote the common shares represented by this Proxy Card as indicated below and hereby revokes any proxy previously given.
Important Notice Regarding The Internet Availability Of Proxy Materials For The Special Meeting Of Shareholders To Be Held on September 27, 2010
The Notice of Special Meeting and the Joint Proxy Statement/Prospectus are available at www.biovail.com
THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND VOTING FOR EACH OF THE RESOLUTIONS SET OUT IN ITEMS 1 AND 2 BELOW:
1. Share Issuance Resolution

Or, if no specification is made, vote FOR the Share Issuance Resolution	For	Against

The resolution to authorize Biovail to issue such number of common shares in the capital of Biovail as is necessary to complete the merger with Valeant Pharmaceuticals International (“Valeant”), being 1.7809 Biovail common shares for each share of Valeant common stock, and such other common shares in the capital of Biovail as contemplated by the merger agreement dated as of June 20, 2010 among Valeant, Biovail, Biovail Americas Corp. and Beach Merger Corp., a copy of which agreement is included as Annex A to the Joint Proxy Statement/Prospectus.
	☐	☐
2. Name Change Resolution

Or, if no specification is made, vote FOR the Name Change Resolution	For	Against

The resolution to amend the Articles of Continuance of Biovail to change the name of Biovail from “Biovail Corporation” to “Valeant Pharmaceuticals International, Inc.”, the full text of which resolution is attached as Annex E to the Joint Proxy Statement/Prospectus.
	☐	☐
Authorized Signature(s) — Sign Here — This section must be completed for your instructions to be executed.
The undersigned authorizes you to act in accordance with my/our instructions set out above. The undersigned hereby supercedes and revokes any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy Card will be voted in the discretion of the proxyholder, as he or she may deem fit.

Signature of holder(s):

Date:

Telephone Number:

Instructions for Completion of Proxy Card for the Special Meeting of Shareholders of Biovail Corporation to be held on Monday, September 27, 2010
THIS PROXY CARD MUST BE RECEIVED NO LATER THAN
10:00 A.M. (TORONTO TIME) ON FRIDAY, SEPTEMBER 24, 2010.

VOTE YOUR PROXY CARD TODAY USING ONE OF THE METHODS AVAILABLE BELOW.
1.
This Proxy Card is solicited by Management of the Company. Shareholders are directed to reference the Management Proxy Circular and Joint Proxy Statement/Prospectus dated August 18, 2010 and Biovail’s Notice of Special Meeting of Shareholders dated August 18, 2010 for more detailed information.

2.
You have the right to appoint as proxyholder a person or company other than the persons designated by Management of the Company, who need not be a shareholder, to attend and act on your behalf at the Meeting. If you wish to appoint a person or company other than the persons designated in this Proxy Card, please insert the name of your chosen proxyholder in the space provided (see reverse).

3.
This Proxy Card must be signed by you, the registered holder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany this Proxy Card. If the Common Shares represented by this Proxy Card are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered owners should sign this Proxy Card.

4.	This Proxy Card should be signed in the exact manner as the name appears on the Proxy Card.

5.	If this Proxy Card is not dated, it will be deemed to bear the date on which it was mailed to shareholders.

6.
The Common Shares represented by this Proxy Card will be voted in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted, the Common Shares will be voted accordingly. This Proxy Card confers discretionary authority on the proxyholder to vote as they see fit in respect of each matter set forth herein if no choice is specified and in respect of any amendments or other matters that may properly come before the Meeting. If you do not direct your vote in respect of any matter, the proxyholders designated by Management in this Proxy Card will vote FOR the resolution set out in item 1 and will vote FOR the resolution set out in item 2.

7.
This Proxy Card, to be effective, must be returned and received at the office of CIBC Mellon Trust Company, by one of the methods listed below, no later than 10:00 a.m. (Toronto time) on Friday, September 24, 2010, or in the case of any adjournment or postponement of the Meeting, no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of such reconvened meeting. Failure to properly complete or deposit a Proxy Card may result in its invalidation.

VOTE USING THE TELEPHONE, INTERNET, MAIL or FAX
To vote by mail or fax:
Complete, sign and date the reverse hereof and return this proxy in the envelope provided, or fax, to:
Mail: In the prepaid envelope provided
Fax: (416) 368-2502
To vote by telephone, call toll free 1-866-271-1207. You will be prompted to provide your 13 digit control number printed below your pre-printed name and address. The telephone voting service is available until Friday, September 24, 2010 at 10:00 a.m. (Toronto time) and you may not appoint a person as proxyholder other than the Management nominees named in the accompanying form of proxy when voting by telephone.
To vote via the Internet, go to www.eproxyvoting.com/biovail and follow the instructions on the website prior to Friday, September 24, 2010 at 10:00 a.m. (Toronto time).
If you have any questions or need assistance completing this Proxy Card please contact:
Investor Relations
1-905-286-3000